     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2001

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                    HCA INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                   75-2497104
                      (I.R.S. Employer Identification No.)

                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN M. FRANCK II
                     VICE PRESIDENT AND CORPORATE SECRETARY
                                    HCA INC.
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                 JAMES H. CHEEK
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                        NASHVILLE, TENNESSEE 37238-2700
                                 (615) 742-6200

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF            AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED              SHARE              PRICE(1)        REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share.............................      16,776,193             $44.20            $741,507,731           $185,377
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, based on the average of the high and low sales prices of the Registrant's common stock, par value $.01 per share, as reported on the New York Stock Exchange on August 3, 2001, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 7, 2001

PROSPECTUS

                                    HCA INC.

                               16,776,193 Shares

                                  Common Stock

                             ---------------------

     This prospectus relates to the offering of up to 16,776,193 shares of our common stock, par value $.01 per share, by Canadian Investments LLC, a Delaware limited liability company, at our election or upon an event of default or acceleration of our loan repayment obligations under the terms of a loan agreement among Canadian Investments, HCA Inc. and Toronto Dominion (Texas), Inc., as administrative agent. The proceeds from any sales of shares of common stock offered by this prospectus will be used first to satisfy any obligations we have under the loan agreement. Any remaining proceeds are required to be delivered to us, and we will use them for general corporate purposes. See "Agreements with Selling Stockholder."

     Canadian Investments (which we will refer to as the selling stockholder) may sell shares of our common stock from time to time in transactions, including block sales, on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise. The shares will be sold at market prices prevailing at the time of sale or at prices otherwise negotiated.

     Our common stock is traded on the New York Stock Exchange under the symbol "HCA." On August 6, 2001, the reported last sale price for our common stock on the New York Stock Exchange was $44.22 per share.

                             ---------------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE DOCUMENTS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            , 2001

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................   2
FORWARD-LOOKING STATEMENTS..................................   3
THE COMPANY.................................................   4
AGREEMENTS WITH SELLING STOCKHOLDER.........................   4
USE OF PROCEEDS.............................................   4
SELLING STOCKHOLDER.........................................   5
PLAN OF DISTRIBUTION........................................   5
LEGAL MATTERS...............................................   6
EXPERTS.....................................................   6

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (which we will refer to as the Exchange Act), and file reports and other information with the Securities and Exchange Commission (which we will refer to as the SEC). You may read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. You may also inspect these reports at the SEC's New York Regional Office, Seven World Trade Center, New York, New York 10048, at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock trades. In addition, the SEC maintains an Internet site that contains reports and other information regarding us (http://www.sec.gov).

     We have registered these securities with the SEC on Form S-3 under the Securities Act of 1933, as amended (which we will refer to as the Securities
Act). This prospectus does not contain all of the information set forth in the registration statement. You may obtain copies of the registration statement, including exhibits, as discussed in the first paragraph.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

     - our Annual Report on Form 10-K for the year ended December 31, 2000;

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - our Current Reports on Form 8-K dated January 23, 2001, February 6, 2001, April 23, 2001, May 17, 2001, July 1, 2001 and July 23, 2001;

     - the description of our common stock, $.01 par value per share, contained in our Registration Statement on Form 8-A/A, Amendment No. 1, filed with the SEC and dated October 19, 2000, including all amendments and reports filed for the purpose of updating such description; and

     - any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed.

     We will furnish copies of the above information (including exhibits), upon written or oral request, without charge. You should direct requests to John M. Franck II, Corporate Secretary, HCA Inc., One Park Plaza, Nashville, Tennessee 37203 or by telephone at (615) 344-9551.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains disclosures which are "forward-looking statements." Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," "initiative," "should," "intends" or "continue." These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, that could significantly affect our current plans and expectations and future financial condition and results. These factors include, but are not limited to,

     - the outcome of the known and unknown governmental investigations and litigation involving our business practices, including the ability to negotiate, execute and timely consummate definitive settlement agreements in the government's civil cases and to obtain court approval thereof,

     - the highly competitive nature of the health care business,

     - the efforts of insurers, health care providers and others to contain health care costs,

     - possible changes in the Medicare and Medicaid programs that may impact reimbursements to health care providers and insurers,

     - changes in federal, state or local regulation affecting the health care industry,

     - the possible enactment of federal or state health care reform,

     - the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical support personnel,

     - liabilities and other claims asserted against us,

     - fluctuations in the market value of our common stock,

     - the ability to complete the share repurchase program,

     - changes in accounting practices,

     - changes in general economic conditions,

     - future divestitures which may result in additional charges,

     - changes in revenue mix and the ability to enter into and renew managed care provider arrangements on acceptable terms,

     - the availability and terms of capital to fund the expansion of our business,

     - changes in business strategy or development plans,

     - slowness of reimbursement,

     - the ability to implement our shared services and other initiatives and realize a decrease in administrative, supply and infrastructure costs,

     - the outcome of pending and any future tax audits and litigation associated with our tax positions,

     - the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures and our corporate integrity agreement with the government,

     - increased reviews of our cost reports,

     - the ability to maintain and increase patient volumes and control the costs of providing services, and

     - other risk factors described in this prospectus or the documents incorporated by reference in this prospectus.

     As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements we make. You should not unduly rely on these forward-looking statements when evaluating the information presented in this prospectus or the documents incorporated by reference in this prospectus.

                                  THE COMPANY

     HCA Inc. is a holding company whose affiliates own and operate hospitals and related health care entities. The term "affiliates" includes our direct and indirect subsidiaries and partnerships and joint ventures in which our subsidiaries are partners. As of June 30, 2001, these affiliates owned and operated 185 hospitals and 75 freestanding surgery centers and provided extensive outpatient and ancillary services. Our affiliates are also partners in several 50/50 joint ventures that own and operate nine hospitals and three freestanding surgery centers which are accounted for using the equity method. Our facilities are located in 24 states, England and Switzerland.

     Our primary objective is to provide a comprehensive array of quality health care services in the most cost-effective manner possible. Our hospitals provide a full range of medical services including such medical specialties as internal medicine, general surgery, cardiology, oncology, neurosurgery, orthopedics and obstetrics, as well as diagnostic and emergency services. We also provide outpatient and ancillary health care services at both our general, acute care hospitals and at our freestanding outpatient surgery and diagnostic centers, and rehabilitative facilities. In addition, we operate psychiatric hospitals which generally provide a full range of mental health care services in inpatient, partial hospitalization and outpatient settings.

     We were formed in January 1990 as a Nevada corporation and reincorporated in Delaware in September 1993. Our principal executive offices are located at One Park Plaza, Nashville, Tennessee 37203, and our telephone number at that address is (615) 344-9551.

                      AGREEMENTS WITH SELLING STOCKHOLDER

     We have borrowed an aggregate of $500 million from the selling stockholder pursuant to a loan agreement among us, the selling stockholder, as lender, and Toronto Dominion (Texas), Inc., as administrative agent. The loan agreement provides for a $350 million term loan and a $150 million revolving credit loan. We are obligated to make quarterly interest payments on these loans at a rate equal to LIBOR plus 125 basis points and to repay the principal of the loans on April 30, 2003. If an event of default occurs under the loan agreement or our loan repayment obligations thereunder are otherwise accelerated, then to the extent necessary to satisfy our obligations under the loan agreement, the selling stockholder may elect to sell up to 16,776,193 shares of our common stock that we would otherwise be entitled to receive. Following our payment at maturity, prepayment or collateralization of our obligations under the loan agreement, we may direct the selling stockholder to sell up to 16,776,193 shares of our common stock that we would otherwise be entitled to receive and pay the proceeds to us. In connection with the loan agreement, we entered into a registration rights agreement to maintain an effective registration statement so as to facilitate such a sale under this prospectus.

                                USE OF PROCEEDS

     The selling stockholder will use the proceeds from the sale of the shares offered pursuant to this prospectus to the extent necessary to satisfy our obligations under the loan agreement. Any remaining proceeds are required to be delivered to us, and we will use them for general corporate purposes.

                              SELLING STOCKHOLDER

     Canadian Investments LLC holds 16,776,193 shares of our common stock as of the date of this prospectus. The number of shares to be sold under this prospectus will be decided by us or will be based on the number of shares required to satisfy our obligations under the loan agreement with the selling stockholder, as lender, following an event of default or other acceleration by the selling stockholder of our loan repayment obligations under the loan agreement. It is not anticipated that the selling stockholder would continue to hold any shares of our common stock following the satisfaction of our obligations under the loan agreement. See "Agreements with Selling Stockholder."

                              PLAN OF DISTRIBUTION

     We are registering 16,776,193 shares on behalf of the selling stockholder named above. As used in this prospectus, the term "selling stockholder" includes the donees, transferees or others who may hold the selling stockholder's interests. The selling stockholder may sell the shares from time to time in one or more transactions.

     The sales may be made on any national securities exchange or quotation service on which the shares may be listed at the time of sale or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The selling stockholder may effect such transactions by selling the shares to or through underwriters, broker-dealers or agents. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - in privately negotiated transactions; and

     - in underwritten offerings.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act in connection with the sale of shares. Accordingly, any such commission, discount or concession received by them and any profit on resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

     The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares covered by this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder. The shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need for delivery of copies of this prospectus to purchasers or to the New York Stock Exchange, as applicable, at or prior to the time of any sale of the shares.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer or through an underwritten offering. Such supplement will disclose:

     - the name of the selling stockholder and of the participating broker-dealer(s);

     - the number of shares involved;

     - the price at which such shares will be offered for sale;

     - the commissions to be paid or discounts or concessions to be allowed to such broker-dealer(s), where applicable; and

     - other facts material to the transaction.

     Our registration rights agreement with the selling stockholder provides for our indemnification of the selling stockholder and its directors and officers, the underwriters and controlling persons of the selling stockholder or the underwriters against liabilities in connection with the offer and sale of the shares of our common stock, including liabilities under the Securities Act, and requires us to contribute to payments that such persons or entities may be required to make in respect of such liabilities.

     We will bear all costs, expenses and fees in connection with the registration of the shares offered pursuant to this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of its shares, unless we direct the selling stockholder to sell the shares, in which case we will pay any such commissions.

                                 LEGAL MATTERS

     Bass, Berry & Sims PLC is passing upon the validity of the common stock being offered pursuant to this prospectus.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC filing fee..............................................  $185,377
Accounting fees and expenses................................    10,000*
Printing....................................................     5,000*
Legal fees and expenses.....................................    20,000*
Miscellaneous...............................................     4,623*
                                                              --------
          Total.............................................  $225,000*
                                                              ========

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Restated Certificate of Incorporation, as amended (which we will refer to as our Restated Certificate of Incorporation), provides that we will indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law (which we will refer to as the DGCL), each person who was or is made or is threatened to be made a party to, or is involved in, any actual or threatened action, suit or proceeding by reason of the fact that he or she was a director or officer (or was serving at our request as a director, officer, employee or agent for another entity).

     Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In connection with a criminal proceeding, a corporation may indemnify any director, officer, employee or agent who had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of a corporation, however, the DGCL does not allow indemnification if the person shall have been adjudged to be liable to the corporation. However, a court may find that, in light of all circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The DGCL permits these limitations of a director's liability, but does not permit a corporation to eliminate or limit a director's liability for the following:

     - breaches of the director's duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or involving intentional misconduct or known violations of law;

     - the payment of unlawful dividends or unlawful stock purchases or redemptions; or

     - transactions in which the director received an improper personal benefit.

     We are insured against liabilities that we may incur by reason of our indemnification of officers and directors in accordance with our Restated Certificate of Incorporation. We also insure directors and officers against liabilities that might arise out of their employment and are not subject to indemnification under our Restated Certificate of Incorporation.

ITEM 16. EXHIBITS.

 4.1      --  Restated Certificate of Incorporation of the Registrant, as
              amended (restated electronically for SEC filing purposes)
              (filed as Exhibit 1 to the Registrant's Form 8-A/A,
              Amendment No. 1, dated October 19, 2000 and incorporated
              herein by reference).
 4.2      --  Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3 to the Registrant's Form 8-A/A, Amendment No.
              1, dated October 19, 2000 and incorporated herein by
              reference).
 5        --  Opinion of Bass, Berry & Sims PLC.
10.1      --  Loan Agreement among the Registrant, lenders party to the agreement and Toronto Dominion (Texas), Inc., as
              administrative agent, dated as of June 28, 2001 and amended and restated as of July 31, 2001.
23.1      --  Consent of Ernst & Young LLP, independent auditors.
23.2      --  Consent of Bass, Berry & Sims PLC appears in its opinion filed as Exhibit 5.
24        --  Power of Attorney of certain signatories appears on page
              II-4.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on August 7, 2001.

                                          HCA INC.

                                          By:     /s/ David G. Anderson
                                            ------------------------------------
                                            David G. Anderson
                                            Senior Vice President - Finance and
                                           Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Franck II, David G. Anderson and R. Milton Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

              /s/ Jack O. Bovender, Jr.                  President, Chief Executive      August 7, 2001
-----------------------------------------------------      Officer and Director
                Jack O. Bovender, Jr.                      (Principal Executive
                                                           Officer)

                /s/ David G. Anderson                    Senior Vice                     August 7, 2001
-----------------------------------------------------      President - Finance and
                  David G. Anderson                        Treasurer (Principal
                                                           Financial Officer)

                /s/ R. Milton Johnson                    Senior Vice President and       August 7, 2001
-----------------------------------------------------      Controller (Principal
                  R. Milton Johnson                        Accounting Officer)

           /s/ Thomas F. Frist, Jr., M.D.                Chairman of the Board           August 7, 2001
-----------------------------------------------------
             Thomas F. Frist, Jr., M.D.

           /s/ Magdalena H. Averhoff, M.D.               Director                        August 7, 2001
-----------------------------------------------------
             Magdalena H. Averhoff, M.D.

                 /s/ J. Michael Cook                     Director                        August 7, 2001
-----------------------------------------------------
                   J. Michael Cook

                /s/ Martin Feldstein                     Director                        August 7, 2001
-----------------------------------------------------
                  Martin Feldstein

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----


               /s/ Frederick W. Gluck                    Director                        August 7, 2001
-----------------------------------------------------
                 Frederick W. Gluck

               /s/ Glenda A. Hatchett                    Director                        August 7, 2001
-----------------------------------------------------
                 Glenda A. Hatchett

                 /s/ T. Michael Long                     Director                        August 7, 2001
-----------------------------------------------------
                   T. Michael Long

                /s/ John H. McArthur                     Director                        August 7, 2001
-----------------------------------------------------
                  John H. McArthur

                /s/ Thomas S. Murphy                     Director                        August 7, 2001
-----------------------------------------------------
                  Thomas S. Murphy

                 /s/ Kent C. Nelson                      Director                        August 7, 2001
-----------------------------------------------------
                   Kent C. Nelson

                /s/ Carl E. Reichardt                    Director                        August 7, 2001
-----------------------------------------------------
                  Carl E. Reichardt

              /s/ Frank S. Royal, M.D.                   Director                        August 7, 2001
-----------------------------------------------------
                Frank S. Royal, M.D.

                                                         Director
-----------------------------------------------------
                  Harold T. Shapiro

                               INDEX TO EXHIBITS


 4.1      --  Restated Certificate of Incorporation of the Registrant, as
              amended (restated electronically for SEC filing purposes)
              (filed as Exhibit 1 to the Registrant's Form 8-A/A,
              Amendment No. 1, dated October 19, 2000 and incorporated
              herein by reference).
 4.2      --  Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3 to the Registrant's Form 8-A/A, Amendment No.
              1, dated October 19, 2000 and incorporated herein by
              reference).
 5        --  Opinion of Bass, Berry & Sims PLC.
10.1      --  Loan Agreement among the Registrant, lenders party to the agreement and Toronto Dominion (Texas), Inc., as
              administrative agent, dated as of June 28, 2001 and amended and restated as of July 31, 2001.
23.1      --  Consent of Ernst & Young LLP, independent auditors.
23.2      --  Consent of Bass, Berry & Sims PLC appears in its opinion filed as Exhibit 5.
24        --  Power of Attorney of certain signatories appears on page
              II-4.